UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

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[ ]	Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to 14a-12

SUPER LEAGUE GAMING, INC.
(Name of Registrant as Specified in Its Charter)

_________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Super League Gaming, Inc.
  2906 Colorado Ave.
Santa Monica, California 90404
(802) 294-2754

June [__], 2020

Dear Stockholders:

You are cordially invited to attend the 2020 annual meeting of stockholders (the “Annual Meeting” or the “Meeting”) of Super League Gaming, Inc. (the “Company”) to be held at 10:00 a.m., Pacific Time, on Thursday, July 23, 2020. Due to concerns about the COVID-19 pandemic and the related protocols implemented by federal, state and local governments, the Annual Meeting will be held via the internet and will be a completely virtual meeting. You may attend and submit questions during the Annual Meeting on the internet at [ __________]. Prior to the Meeting, and during the Meeting until polls are closed, you may vote by logging into [__________] using your shareholder information provided on the Notice of Internet Availability of Proxy Materials described below.

As part of our efforts to conserve environmental resources and prevent unnecessary corporate expense, we are using the “Notice and Access” method of providing proxy materials to you via the internet. We believe that this process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about June [__], 2020, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and vote electronically via the internet or by telephone. The Notice also contains instructions on how to receive a paper copy of your proxy materials.

Details of the business to be conducted at the Annual Meeting are described in both the Notice, and in this proxy statement. We have also made a copy of our Annual Report on Form 10-K for the year ended December 31, 2019 (“Annual Report”) available with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business.

We look forward to your participation in the Annual Meeting by attending virtually or by submitting your proxy. Further details regarding the matters to be acted upon at this meeting appear in the accompanying Notice and Proxy Statement. Please give this material your careful attention.

Sincerely,
/s/ Ann Hand Ann Hand
Executive Chair

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to virtually attend the Annual Meeting. However, to ensure your representation at the Annual Meeting, you are urged to vote by Internet or telephone as soon as possible. Returning your proxy will help us assure that a quorum will be present at the Annual Meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder virtually attending the Annual Meeting may vote at the Meeting, even if he or she has returned a proxy.

Super League Gaming, Inc.
2906 Colorado Ave.
Santa Monica, California 90404
(802) 294-2754

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on July 23, 2020

Dear Stockholders of Super League Gaming, Inc.:

              We are pleased to invite you to attend the 2020 annual meeting of stockholders (the “Annual Meeting” or the “Meeting”) of Super League Gaming, Inc., a Delaware corporation (the “Company”), which takes place on Thursday, July 23, 2020 at 10:00 a.m., Pacific Time. The Annual Meeting will be a virtual meeting, held on the internet at  [__________], for the following purposes:

1.
to elect six directors to our Board of Directors, each to serve until our next annual meeting of stockholders, or until their respective successor is duly elected and qualified;

2.
to approve of an amendment to our Amended and Restated Certificate of Incorporation (our “Charter”) to classify our Board of Directors into three classes with staggered three-year terms (the “Classified Board Amendment”);

3.
to approve of an amendment to the Super League Gaming, Inc. Amended and Restated 2014 Stock Option and Incentive Plan (the “2014 Plan”) to increase the number of shares of common stock available for issuance under the 2014 Plan by 750,000 shares;

4.
to ratify the appointment of Squar Milner LLP as our independent auditors for the year ending December 31, 2020; and

5.
to vote upon such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

These matters are more fully discussed in the attached proxy statement.

We have elected to provide access to our proxy materials primarily over the internet, pursuant to the Securities and Exchange Commission’s “Notice and Access” rules. We believe this process expedites stockholders’ receipt of proxy materials, while lowering the costs of our Annual Meeting and conserving natural resources. On or about June [__], 2020, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to each of our stockholders entitled to notice of and to vote at the Annual Meeting, which contains instructions for accessing the attached proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (“Annual Report”) and voting instructions. The Notice also includes instructions on how you can receive a paper copy of your proxy materials. This proxy statement and the Annual Report both are available online at: [__________].

The close of business on May 27, 2020 (the “Record Date”) has been fixed as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. Only holders of record of our Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any of our stockholders for purposes pertaining to the Annual Meeting at our corporate offices, located at 2906 Colorado Ave., Santa Monica, California 90404, during normal business hours for a period of ten days prior to the Annual Meeting, and at the Annual Meeting.

Whether or not you expect to virtually attend the Meeting, we urge you to vote your shares as promptly as possible by Internet or telephone so that your shares may be represented and voted at the Annual Meeting. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder.

Our Board of Directors recommends that you vote “FOR” each of the director nominees identified in Proposal No. 1 and “FOR” Proposals No. 2, 3 and 4. Each of these Proposals are described in detail in the accompanying Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JULY 23, 2020:

THE ANNUAL REPORT AND PROXY STATEMENT ARE AVAILABLE ONLINE AT:
[__________]

By Order of the Board of Directors,
/s/ Ann Hand Ann Hand
Executive Chair
Santa Monica, California
June [__], 2020

Super League Gaming, Inc.
2906 Colorado Ave.
Santa Monica, California 90404
Tel. (802) 294-2754

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors (“Board”) of Super League Gaming, Inc., a Delaware corporation (the “Company”), for use at the Company’s 2020 annual meeting of stockholders (the “Annual Meeting” or the “Meeting”). The Annual Meeting will take place on Thursday July 23, 2020, 10:00 a.m., Pacific Time, and will be held on the internet at [__________].

We have elected to provide access to this year’s proxy materials primarily over the internet, under the Securities and Exchange Commission’s (“SEC”) “Notice and Access” rules. This proxy statement and the form of proxy are being made available, and the Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed, to stockholders on or about June 12, 2020. The Notice contains instructions for accessing this attached proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (“Annual Report”) and voting instructions. The Notice also includes instructions on how you can receive a paper copy of your proxy materials.

This proxy statement and the Annual Report can also be accessed free of charge online as of June [__], 2020 at: [__________].

Voting

The specific proposals to be considered and acted upon at our Annual Meeting are each described in this proxy statement. Only holders of our common stock, par value $0.001 per share, as of the close of business on May 27, 2020 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 10,427,760 shares of common stock issued and outstanding. Each holder of common stock is entitled to one vote for each share held as of the Record Date.

Quorum

In order for any business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, either by virtual attendance or by proxy, of holders of our common stock entitled to vote and representing at least a majority of our outstanding voting power will constitute a quorum for the transaction of business. If you submit a properly executed proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of establishing a quorum. Shares that constitute broker non-votes will also be counted as present at the Annual Meeting for the purpose of establishing a quorum. If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

Required Vote for Approval

Proposal No. 1: Election of Directors. Directors are elected by a plurality vote. This means that the six director nominees who receive the greatest number of affirmative votes cast at the Annual Meeting by the shares present, either by virtual attendance or by proxy and entitled to vote, will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of the directors.

Proposal No. 2: Amendment to Our Amended and Restated Certificate of Incorporation to Classify our Board of Directors. The affirmative “FOR” vote of the holders of a majority of our outstanding shares of common stock outstanding as of the Record Date is required to approve of an amendment to our Amended and Restated Certificate of Incorporation (our “Charter”) to classify our Board of Directors into three classes with staggered three-year terms (the “Classified Board Amendment”). A copy of the Classified Board Amendment is attached to this proxy statement as Appendix A. We expect that a broker or other nominee will not have discretionary authority to vote on this proposal, and any broker non-votes received will have no effect on the outcome of this proposal.

Proposal No. 3: Amendment to the 2014 Plan to Increase the Number of Shares Authorized for Issuance. The affirmative “FOR” vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is necessary to approve of an amendment to the Amended and Restated 2014 Stock Option and Incentive Plan (the “2014 Plan”) to increase the number of shares of common stock available for issuance under the 2014 Plan by 750,000 shares, for a total of approximately 2.58 million shares (the “Plan Amendment”). A copy of the Plan Amendment is attached to this proxy statement as Appendix B. We expect that a broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and therefore we do not expect broker non-votes with respect to this proposal. However, any broker non-votes received will have no effect on the outcome of this proposal.

Proposal No. 4: Ratification of Appointment of Auditors. To ratify the appointment of Squar Milner, LLP, as our independent auditors for the fiscal year ending December 31, 2020, the number of votes cast “FOR” must exceed the number of votes cast “AGAINST” this proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the Proposal. Accordingly, an abstention will have the effect of a vote against this proposal. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and therefore we do not expect broker non-votes with respect to this proposal. However, any broker non-votes received will have no effect on the outcome of this proposal.

Broker Non-Votes

A “broker non-vote” occurs when a nominee (typically a broker or bank) holding shares for a beneficial owner (typically referred to as shares being held in “street name”) submits a proxy for the Annual Meeting, but does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares with respect to that proposal.

Brokers and other nominees may vote on “routine” proposals on behalf of beneficial owners who have not furnished voting instructions, subject to the rules applicable to broker nominees concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of those firms. The ratification of the independent registered public accountants, for example, is a routine proposal. Brokers and other nominees may not vote on “non-routine” proposals, unless they have received voting instructions from the beneficial owner. The election of directors is considered a “non-routine” proposal. This means that brokers and other firms must obtain voting instructions from the beneficial owner to vote on these matters; otherwise they will not be able to cast a vote for such “non-routine” proposal. If your shares are held in the name of a broker, bank or other nominee, please follow their voting instructions so you can instruct your broker on how to vote your shares.

Voting and Revocation of Proxies

If your proxy is properly returned to the Company, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted (i) FOR the election of the six director nominees named in this proxy statement, (ii) FOR the approval of the Classified Board Amendment, (iii) FOR the approval of the Plan Amendment, (iv) FOR ratification of the appointment of Squar Milner, LLP as our independent auditors for the current fiscal year, and (v) at the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You may revoke or change your proxy at any time before the Annual Meeting by filing, with our Corporate Secretary at our principal executive offices, located at 2906 Colorado Ave., Santa Monica, California 90404, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting alone will not revoke your proxy. If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your broker or record holder to vote personally at the Annual Meeting.

No Appraisal Rights

The stockholders of the Company have no dissenter’s or appraisal rights in connection with any of the proposals described herein.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the Notice, as well as the preparation and posting of this proxy statement, the Annual Report and any additional solicitation materials furnished to the stockholders. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies may be supplemented by a solicitation by telephone, e-mail or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by e-mail, telephone and mail.

Order of the SEC Modifying Exemptions from the Reporting and Proxy Delivery Requirements for Public Companies

On April 28, 2020, we filed a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) indicating that we were relying on the SEC’s Order under Section 36 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”),  Modifying Exemptions from the Reporting and Proxy Delivery Requirements for Public Companies, dated March 24, 2020 (Release No. 34-88465) (the “Order”), extending the deadlines by up to 45 days for filing certain reports made under the Exchange Act. We relied on the Order to delay the filing of this proxy ptatement relating to the Annual Meeting, including the information omitted from our Annual Report on Form 10-K for the year ended December 31, 2019 (the “Form 10-K”), pursuant to General Instruction G(3) of Form 10-K (the “Part III Information”), which we have included in this proxy statement, due to the circumstances related to the COVID-19 pandemic. As disclosed in the Current Report on Form 8-K filed on April 28, 2020, our operations and business experienced disruption due to the unprecedented conditions surrounding the COVID-19 pandemic, including the implementation of certain aspects of our near-term business plan. In addition, the pandemic caused our office in Santa Monica, California to close due to a stay at home order in place for California residents, and our management team issued a work from home policy to protect our employees and their families from potential virus transmission among co-workers. The disruption to our business, as well as the office closure and work from home policy caused a delay in the preparation and filing of the proxy statement, including the Part III Information, by the original due date of the Part III Information.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our Amended and Restated Bylaws (“Bylaws”) provide that the number of directors that constitute the entire Board of Directors (the “Board”) shall be fixed from time to time by resolution adopted by a majority of the entire Board, but that in no event shall the number be less than one. Currently, directors are elected annually, at our annual meeting of stockholders. However, if our stockholders approve of the Classified Board Amendment at the Annual Meeting, our directors will be separated into three classes and with members of each class serving three-year terms. Our Board currently consists of six directors, each of whom has been nominated by our Nominating and Governance Committee for election at the Annual Meeting. The six director nominees for election at the Annual Meeting consist of: Ann Hand, David Steigelfest, Jeff Gehl, Kristin Patrick, Michael Keller and Mark Jung.

Each nominee, if elected at the Annual Meeting, will hold office for a one-year term until our next annual meeting of stockholders or until their successor is duly elected, unless prior thereto the director resigns or the director’s office becomes vacant by reason of death or other cause. In addition, as described in Proposal No. 2 below, if our stockholders approve of the Classified Board Amendment at the Meeting, then our directors will be separated into three different classes and elections for each class will be staggered across a three year period. For more information, please see “Classified Board of Directors” in Proposal No. 2 below.

If any of the director nominees is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, and the Board may be reduced accordingly. The Board has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director.

Required Vote and Recommendation

The election of directors requires the affirmative vote of a plurality of the voting shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The six nominees receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of the directors. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of the director nominees listed above.

The Board recommends that the stockholders vote “FOR” the election of Mmes. Hand and Patrick and Messrs. Steigelfest, Gehl, Keller and Jung.

Director Nominees

The following section sets forth certain information regarding the nominees for election as directors of the Company.

BOARD OF DIRECTORS

Name	Age	Positions	Class (1)	Director Since

Ann Hand	51	Chief Executive Officer, President, Chair of the Board	Class III	2015
David Steigelfest	52	Chief Product Officer, Director	Class I	2014
Jeff Gehl	51	Director	Class II	2015
Kristin Patrick	49	Director	Class I	2018
Michael Keller	49	Director	Class II	2018
Mark Jung	57	Director	Class III	2019
 _____________________
(1)
Assumes the Classified Board Amendment is approved by stockholders at the Annual Meeting. If the Classified Board Amendment is not approved at the Meeting, each director will serve until our next annual meeting of stockholders. For more information, see “Classified Board of Directors” in Proposal No. 2 below.

Ann Hand
Chief Executive Officer, President, Chair of the Board

Ms. Hand has served as our Chief Executive Officer, President and Chair of our Board since June 2015. Over the past 20 years, Ms. Hand has served as a market-facing executive with a track record in brand creation and turn- around with notable delivery at the intersection of social impact with consumer trends and technology to create bold offers, drive consumer preference and deliver bottom line results. Prior to joining the Company, from 2009 to 2015, Ms. Hand served as Chief Executive Officer and as a director of Project Frog, a venture-backed firm with a mission to democratize healthy, inspired buildings that are better, faster, greener, and more affordable than traditional construction. From 1998 through 2008, Ms. Hand served in various senior executive positions with BP plc, including Senior Vice President, Global Brand Marketing & Innovation from 2005 to 2008, during which time she led many award-winning integrated marketing campaigns and oversaw the entire brand portfolio of B2C and B2B brands, including BP, Castrol, Arco, am/pm and Aral. Additionally, she served as Chief Executive, Global Liquefied Gas Business Unit with full P&L accountability across 15 countries and 3,000 staff, covering operations, logistics, sales and marketing with over $3 billion in annual revenue. Ms. Hand was recognized by Goldman Sachs - “100 Most Intriguing Entrepreneurs” in 2014, by Fortune - “Top 10 Most Powerful Women Entrepreneurs” in 2013, and Fast Company – “100 Most Creative People” in 2011. Ms. Hand earned a Bachelor of Arts in Economics from DePauw University, an MBA from Northwestern’s Kellogg School of Management, and completed executive education at Cambridge, Harvard and Stanford Universities.

Ms. Hand’s extensive background in corporate leadership and her practical experience in brand creation and turn- around directly align with the Company’s focus, and ideally position her to make substantial contributions to the Board, both as Chair of the Board and as the leader of the Company’s executive team.

David Steigelfest
Chief Product Officer, Director

Mr. Steigelfest co-founded the Company in 2014 and has served as a director on our Board since that time. In addition, Mr. Steigelfest served has our Chief Product Officer since May 2018. An attorney by education, David has served as an executive and entrepreneur in the digital and technology space for more than 20 years. Prior to co-founding the Company in 2014, Mr. Steigelfest founded rbidr LLC, a media and technology startup and a pioneer in yield management and price optimization software, where he served as Chief Executive Officer from 2008 to 2013. From 2013 to 2014, Mr. Steigelfest worked for Cosi Consulting, where he provided management consulting services ranging from complex project management, PMO, software design, 3rd party software integration and migration, enterprise content management, data management and system-based regulatory compliance to various Fortune 500 companies. From 2001 to 2008, Mr. Steigelfest worked on Wall Street at Deutsche Bank, where he oversaw various multi-million-dollar change management projects. In addition, Mr. Steigelfest previously served as Vice President of eCommerce at Starguide Digital Networks, where he had responsibility over the streaming media portal, CoolCast. CoolCast utilized satellite technology to distribute high quality streaming content into multi-cast enabled networks bypassing Internet bottlenecks. Prior to Starguide, Mr. Steigelfest served as the Director of Product Management at Gateway Computers, where he oversaw Gateway.com and Gateway’s business-to-business extranet system, eSource. In addition, Mr. Steigelfest has consulted for companies of all sizes throughout his career addressing a wide variety of IT and business challenges, including complex business process change, software implementation and e-commerce.  Mr. Steigelfest received a Bachelor of Arts in International Relations and Psychology from Syracuse University, and a JD with an emphasis in business transactions and business law from Widener University School of Law.

As a co-founder of the Company and a lead developer of the Company’s platform, Mr. Steigelfest provides the Board with critical insight into the technological aspects of the Company’s operations and the ongoing development of the platform, attributes that make Mr. Steigelfest a particularly valued member of the Board.

Jeff Gehl
Independent Director

Mr. Gehl has served as a director on our Board since 2015. Mr. Gehl is a Co-Owner at VLOC LLC. Since 2001, Mr. Gehl has been a Managing Partner of RCP Advisors. Mr. Gehl is responsible for leading RCP's client relations function and covering private equity fund managers in the Western United States. He is a General Partner of BKM Capital Partners, L.P. Previously, Mr. Gehl was an Advisor at Troy Capital Partners until 2018. In addition, Mr. Gehl founded and served as Chairman and Chief Executive Officer of MMI, a technical staffing company, and acquired Big Ballot, Inc., a sports marketing firm. He currently serves as a Director of P10 Industries, Inc., a Director of Veritone, Inc. (NASDAQ: VERI) and an Advisory Board member of several of RCP’s underlying funds, as well as Accel-KKR and Seidler Equity Partners. Mr. Gehl was the Manager of VLOC. Mr. Gehl received the 1989 “Entrepreneur of the Year” award from University of Southern California’s Entrepreneur Program. He obtained a Bachelor of Science in Business Administration from the University of Southern California's Entrepreneur Program.

Mr. Gehl’s wide range of experience in financing, developing and managing high-growth technology companies, as well as his entrepreneurial experience, has considerably broadened the Board’s perspective, particularly as the Company engaged in capital raising activities to fund the early stages of its development. Mr. Gehl also serves as our Board-designated “audit committee financial expert,” as the Chair of the Board’s Audit Committee and as a member of the Nominating and Corporate Governance Committee.

Kristin Patrick
Independent Director

Ms. Patrick has served as a director on our Board since November 2018, and currently serves as Global Chief Marketing Officer of Soda Brand at Pepsico, Inc., a position she has held since June 2013. Prior to her time with Pepsico, Inc., Ms. Patrick served as Chief Marketing Officer of Playboy Enterprises, Inc. from November 2011 to June 2013, and as Executive Vice President of Marketing Strategy for William Morris Endeavor from January 2010 to November 2011. Ms. Patrick has also held senior marketing positions at Liz Claiborne's Lucky Brand, Walt Disney Company, Calvin Klein, Revlon and NBC Universal and Gap, Inc. A Brandweek "Next Gen Marketer" and Reggie Award recipient, Ms. Patrick received her Bachelor of Arts from Emerson College and J.D. from Southwestern University.

As we continue to expand the visibility of our Brand, we believe Ms. Patrick will provide instrumental input on our marketing efforts, and will assist the Board and management with initiating marketing programs to enable us to meet our short-term and long-term growth objectives. Ms. Patrick also serves as a member of the Board’s Compensation Committee and the Nominating and Corporate Governance Committee.

Michael Keller
Independent Director

Mr. Keller has served as a director on our Board since November 2018. From July 2014 to February 2018, Mr. Keller served as an advisor and board member for Cake Entertainment, an independent entertainment company specializing in the production, distribution, development, financing and brand development of kids’ and family properties, as managing director of Tiedemann Wealth Management from March 2008 to December 2013, as co-founder and principal of Natrica USA, LLC from August 2006 to March 2008 and as Senior Vice President of Brown Brothers Harriman Financial Services from July 1996 to June 2006. Mr. Keller earned his Bachelors of Arts in History from Colby College.

With over 15 years of experience in asset and portfolio management, and experience in helping companies gain exposure for their products and services, including in the entertainment industry, we believe Mr. Keller provides our Board with useful insight that will help us as we allocate resources to expand the utility of our platform and other technologies. Mr. Keller also serves as Chair of the Board’s Nominating and Corporate Governance Committee and as a member of the Audit Committee and the Compensation Committee.

Mark Jung
Independent Director

Mr. Jung has served as a director on our Board since July 2019. Mr. Jung currently serves as an independent consultant to multiple media and technology companies. Previously, Mr. Jung served on the board of directors of Accela, a leading provider of cloud-based productivity and civic engagement solutions for government, from March 2016 to April 2019. During his tenure on the board of Accel, Mr. Jung also held executive management positions for Accela, including as Chairman and interim Chief Executive Officer from August 2016 to March 2017 and from April 2018 to October 2018, as well as serving as Executive Chairman from March 2017 to April 2018. Prior to Accela, Mr. Jung served as Executive Chairman of OL2, a leading cloud solutions provider for gaming and graphics-rich applications, from May 2013 to March 2015. Currently, Mr. Jung serves as a member of the board of directors of Millennium Trust Company, a leading financial services company offering niche alternative custody solutions to institutions, advisors and individuals; lnMar, a provider of intelligent commerce network solutions; Samba Safety, a provider of driver risk management solutions; and ReadyUp, a provider of an esports platform for player networking and team management. Mr. Jung graduated with a BS in engineering from Princeton University and received his MBA from Stanford University Graduate School of Business.

With over three decades of experience serving as a C-suite executive at several prominent companies within the digital entertainment and video game industries, and extensive public and private board member experience, we believe Mr. Jung provides our Board with invaluable knowledge and insight regarding key strategies and best practices for building gaming communities and creating a demand for gaming-related content in the market that can accelerate our audience development and content monetization strategies, and will also share key learnings with Super League gained from his experience navigating the transition of companies from private to public. Mr. Jung also serves as Chair of the Board’s Compensation Committee and as a member of the Audit Committee.

Board Composition and Election of Directors

Board Composition

Our Board currently consists of six members. Each of our continuing directors will serve until our next annual meeting of stockholders or until his or her successor is elected and duly qualified. Our Board is authorized to appoint persons to the offices of Chair of the Board of Directors, Vice Chair of the Board of Directors, Chief Executive Officer, President, one or more Vice Presidents, Chief Financial Officer, Treasurer, one or more Assistant Treasurers, Secretary, one or more Assistant Secretaries, and such other officers as may be determined by the Board. The Board may also empower the Chief Executive Officer, or in absence of a Chief Executive Officer, the President, to appoint such other officers and agents as our business may require. Any number of offices can be held by the same person.

Director Independence

Our Board has determined that four of its directors qualify as independent directors, as determined in accordance with the rules of the Nasdaq Stock Market, consisting of Ms. Patrick and Messrs. Gehl, Keller and Jung. Under the applicable listing requirements of the Nasdaq Capital Market, we are permitted to phase in our compliance with the majority independent board requirement of the Nasdaq Stock Market rules within one year of our listing on Nasdaq. The director independence definition under the Nasdaq Stock Market rule includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq Stock Market rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Ms. Hand, our President and Chief Executive Officer, is a first cousin of Mr. Gehl, a member of our Board. There are no other family relationships among any of our directors or executive officers.

Role of Board in Risk Oversight Process

Our Board has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business, and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk. Cybersecurity risk is a key consideration in our operational risk management capabilities. We are in the process of instituting a formal information security management program, which will be subject to oversight by, and reporting to, our Board. Given the nature of our operations and business, cybersecurity risk may manifest itself through various business activities and channels and is thus considered an enterprise-wide risk which is subject to control and monitoring at various levels of management throughout the business. Our Board will oversee and review reports on significant matters of corporate security, including cybersecurity. In addition, we maintain specific cyber insurance through our corporate insurance program, the adequacy of which is subject to review and oversight by our Board.

Our audit committee reviews information regarding liquidity and operations and oversees our management of financial risks. Periodically, our audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. Our compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. Matters of significant strategic risk are considered by our Board as a whole.

Board Committees and Independence

Our Board has established the following three standing committees: audit committee, compensation committee, and nominating and governance committee. Our Board has adopted written charters for each of these committees, copies of which are available under the Corporate Governance section of our website at http://ir.superleague.com.

Audit Committee

Our audit committee is currently comprised of Jeff Gehl, who serves as the committee chair, Michael Keller and Mark Jung, each of whom are independent directors as determined in accordance with the rules of the Nasdaq Stock Market. The audit committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee met four times during the year ended December 31, 2019. Pursuant to its charter, the audit committee’s responsibilities include, among other things:

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appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm ;

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reviewing with our independent registered public accounting firm the scope and results of their audit;

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approving the audit and non-audit services to be performed by our independent registered public accounting firm;

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evaluating the qualifications, independence and performance of our independent registered public accounting firm;

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reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;

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reviewing and discussing our annual audited financial statements and quarterly financial statements with management and the independent auditor, including our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations ,” prior to the release of such information;

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reviewing and reassessing the adequacy of the audit committee’s charter, at least annually;

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reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

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reviewing on a periodic basis, or as appropriate, our policies with respect to risk assessment and management, and our plan to monitor, control and minimize such risks and exposures, with the independent public accountants, internal auditors, and management;

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reviewing any earnings announcements and other public announcements regarding our results of operations;

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preparing the report that the SEC requires in our annual proxy statement, upon becoming subject to the Exchange Act;

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complying with all preapproval requirements of Section 10A(i) of the Exchange Act and all SEC rules relating to the administration by the audit committee of the auditor engagement to the extent necessary to maintain the independence of the auditor as set forth in 17 CFR Part 210.2-01(c)(7);

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administering the policies and procedures for the review, approval and/or ratification of related party transactions involving the Company or any of its subsidiaries; and

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making such other recommendations to the Board on such matters, within the scope of its function, as may come to its attention and which in its discretion warrant consideration by the Board.

Our Board has affirmatively determined that all members of our audit committee meet the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and the Nasdaq Stock Market. Our Board has determined that Mr. Gehl qualifies as an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq Stock Market rules and regulations. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Stock Market.

Compensation Committee

Our compensation committee is currently comprised of Mark Jung, who serves as the committee chair, Kristin Patrick and Michael Keller, each of whom are independent directors as determined in accordance with the rules of the Nasdaq Stock Market. The compensation committee’s main function is to assist our Board in the discharge of its responsibilities related to the compensation of our executive officers. The Compensation Committee met four times during the year ended December 31, 2019. Pursuant to its charter, the compensation committee is primarily responsible for, among other things:

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reviewing our compensation programs and arrangements applicable to our executive officers, including all employment-related agreements or arrangements under which compensatory benefits are awarded or paid to, or earned or received by, our executive officers, and advising management and the Board regarding such programs and arrangements;

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reviewing and recommending to the Board the goals and objectives relevant to CEO compensation, evaluating CEO performance in light of such goals and objectives, and determining CEO compensation based on the evaluation ;

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retaining, reviewing and assessing the independence of compensation advisers;

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monitoring issues associated with CEO succession and management development;

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overseeing and administering our equity incentive plans;

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reviewing and making recommendations to our Board with respect to compensation of our executive officers and senior management;

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reviewing and making recommendations to our Board with respect to director compensation;

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endeavoring to ensure that our executive compensation programs are reasonable and appropriate, meet their stated purpose (which, among other things, includes rewarding and creating incentives for individuals and Company performance), and effectively serve the interests of the Company and our stockholders; and

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upon becoming subject to the Exchange Act, preparing and approving an annual report on executive compensation and such other statements to stockholders which are required by the SEC and other governmental bodies.

Nominating and Governance Committee

Our nominating and governance committee is currently comprised of Michael Keller, who serves as the committee chair, Kristin Patrick and Jeff Gehl, each of whom are independent directors as determined in accordance with the rules of the Nasdaq Stock Market. The Nominating and Governance Committee met two times during the year ended December 31, 2019. Pursuant to its charter, the nominating and governance committee is primarily responsible for, among other things:

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assisting the Board in identifying qualified candidates to become directors, and recommending to our Board nominees for election at the next annual meeting of stockholders;

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leading the Board in its annual review of the Board’s performance;

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recommending to the Board nominees for each Board committee and each committee chair;

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reviewing and overseeing matters related to the independence of Board and committee members, in light of independence requirement of the Nasdaq Stock Market and the rules and regulations of the SEC;

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overseeing the process of succession planning of our CEO and other executive officers; and

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developing and recommending to the Board corporate governance guidelines, including our Code of Business Conduct, applicable to the Company.

Board Diversity

Our nominating and governance committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and governance committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

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personal and professional integrity, ethics and values;

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experience in corporate management, such as serving as an officer or former officer of a publicly-held company;

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experience as a board member or executive officer of another publicly-held company;

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strong finance experience;

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diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

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diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;

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experience relevant to our business industry and with relevant social policy concerns; and

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relevant academic expertise or other proficiency in an area of our business operations.

Currently, our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee, at any time, have been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers on our Board of Directors or compensation committee.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to our employees, officers and directors. We provide our Code of Business Conduct and Ethics under the Corporate Governance section of our website at http://ir.superleague.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus. We intend to disclose any future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of these provisions, on our website or in our filings with the SEC under the Exchange Act.

Limitation of Liability and Indemnification

Our Charter, and our Bylaws provide the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law (“DGCL”). In addition, the Charter provides that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director and that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

As permitted by the DGCL, we have entered into or plan to enter into separate indemnification agreements with each of our directors and certain of our officers that require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees. We expect to obtain and maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities that might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not we would have the power to indemnify such person against such liability under the provisions of the DGCL.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as our officers and directors. At present, there is no pending litigation or proceeding involving our directors or officers for whom indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Stockholder Communications

If you wish to communicate with the Board of Directors, you may send your communication in writing to:

Super League Gaming, Inc.
2906 Colorado Ave.
Santa Monica, California 90404
Attn: Corporate Secretary

You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. Our Corporate Secretary will review any communication received from a stockholder, and all material and appropriate communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board of Directors based on the subject matter.

Section 16(a) Beneficial Ownership Reporting Compliances

Section 16(a) of the Exchange Act requires our officers, directors, and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater-than-ten-percent shareholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.

Based solely on a review of copies of such reports furnished to our Company and representation that no other reports were required during the fiscal year ended December 31, 2019, we believe that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the Securities and Exchange Commission.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

Our executive officers are appointed by the Board and serve at the discretion of the Board, subject to the terms of any employment agreements they may have with the Company. The following is a brief description of the present and past business experience of each of the Company’s current executive officers.

Name	Age	Positions
Ann Hand	51	Chief Executive Officer and President
David Steigelfest	52	Chief Product Officer
Clayton Haynes	50	Chief Financial Officer
Matt Edelman	50	Chief Commercial Officer
Samir Ahmed	42	Chief Technology Officer

Ann Hand
Chief Executive Officer, President, Chair of the Board

Please see Ms. Hand’s biography in the preceding section under the heading “Directors.”

David Steigelfest
Chief Product Officer, Director

Please see Mr. Steigelfest’s biography in the preceding section under the heading “Directors.”

Clayton Haynes
Chief Financial Officer

Mr. Haynes was appointed as our Chief Financial Officer in August 2018. From 2001 to August 2018, Mr. Haynes served as Chief Financial Officer, Senior Vice President of Finance and Treasurer of Acacia Research Corporation (NASDAQ: ACTG), an industry-leading intellectual property licensing and enforcement and technology investment company. From 1992 to March 2001, Mr. Haynes was employed by PricewaterhouseCoopers LLP, ultimately serving as a Manager in the Audit and Business Advisory Services practice, where he provided and managed full scope financial statement audit and business advisory services for public and private company clients with annual revenues up to $1 billion in a variety of sectors, including manufacturing, distribution, oil and gas, engineering, aerospace and retail. Mr. Haynes received a Bachelor of Arts in Economics and Business/Accounting from the University of California at Los Angeles, an MBA from the University of California at Irvine Paul Merage School of Business and is a Certified Public Accountant (Inactive).

Matt Edelman
Chief Commercial Officer

Mr. Edelman oversees the Company’s revenue, marketing, content, creative services and business development activities, and has served as our Chief Commercial Officer since July 2017. Mr. Edelman is the owner of PickTheBrain, a leading digital self-improvement business, a board member and marketing committee member of the Epilepsy Foundation of Greater Los Angeles and has over 20 years of experience working in the digital and traditional media and entertainment industries. Since 2001, he has served as an advisor and consultant to numerous digital and media companies, including, amongst others, Nike, Marvel, MTV, Sony Pictures, 20th Century Fox and TV Guide. Prior to joining the Company, from 2014 to 2017, Mr. Edelman served as the Head of Digital Operations and Marketing Solutions at WME-IMG (now Endeavor), where he was responsible for several areas, including digital audience and revenue growth through content, social media and paid customer acquisition across the company’s global live events business within sports, fashion culinary and entertainment verticals; digital marketing services for consumer brands, college athletics programs and talent; and management of direct-to-consumer digital content businesses, including both eSports and Fashion OTT properties. From 2010 to 2013, Mr. Edelman served as the Chief Executive Officer of Glossi (previously ThisNext), an authoring platform enabling individuals to create their own digital magazines. Previously, Mr. Edelman also founded and/or served in executive positions at multiple early stage digital media companies. Mr. Edelman earned a Bachelor of Arts in Politics from Princeton University.

Samir Ahmed
Chief Technology Officer

Mr. Ahmed was appointed as Chief Technology Officer in July 2019. Mr. Ahmed served as Head of Consumer Technology from February 2018 to July 2019 for IMDb, an Amazon company that is an authoritative website about movies, television and celebrities. In addition, from February 2016 to February 2018, Mr. Ahmed served as Chief Architect and Vice President of Technology at Fandango, where he led the acquisition transition and rebranding of M-GO to FandangoNOW, and from August 2014 to February 2016, he served as Chief Technology Officer of M-GO prior to its acquisition by Fandango. Mr. Ahmed holds a master’s degree in computer science applied to business services from the University of Rennes 1.

Summary Compensation Table

We are an emerging growth company for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation for our last two completed fiscal years. Further, our reporting obligations extend only to our “named executive officers,” who are those individuals serving as our principal executive officer and our two other most highly compensated executive officers who were serving as executive officers at December 31, 2019, the end of the last completed fiscal year (the “Named Executive Officers”).

We have identified Ann Hand, David Steigelfest and Matt Edelman as our Named Executive Officers for the year ended December 31, 2019. Our Named Executive Officers for our fiscal year ending December 31, 2020 could change, as we may hire or appoint new executive officers.

For the fiscal years ended December 31, 2019 and 2018, compensation for our Named Executive Officers was as follows:
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Ann Hand	2019	$400,000	$350,000(2)	-	$-		$750,000
Chief Executive Officer, President	2018	$400,000	$100,000(2)	-	$3,526,000	-	$4,026,000
David Steigelfest	2019	$300,000	$105,000		$-		$405,000
Chief Product Officer	2018	$300,000	-	-	$833,000	-	$1,133,000
Matt Edelman	2019	$300,000	$-		$-		$300,000
Chief Commercial Officer	2018	$300,000	$-	-	$378,000	-	$678,000

(1)
This column represents the grant date fair value calculated in accordance with the FASB’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC 718”). The methodology used to calculate the estimated value of the equity awards granted is set forth under Note 2 and Note 8 to the audited Financial Statements as of and for the years ended December 31, 2019 and 2018, included in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference into this prospectus. These amounts do not represent the actual value, if any, that may be realized by the Named Executive Officers.

(2)	Refer to “Employment Agreements and Potential Payments upon Termination or Change of Control” below for additional information.

Elements of Compensation

Our executive compensation program consisted of the following components of compensation during the years ended December 31, 2019 and 2018:

Base Salary

Each of our executive officers receives a base salary for the expertise, skills, knowledge and experience he or she offers to our management team. The base salary of each of our executive officers is re-evaluated annually, and may be adjusted to reflect:

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the nature, responsibilities, and duties of the officer’s position;

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the officer’s expertise, demonstrated leadership ability, and prior performance;

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the officer’s salary history and total compensation, including annual equity incentive awards; and

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the competitiveness of the officer’s base salary.

Equity Incentive Awards

We believe that to attract and retain management, key employees and non-management directors, the compensation paid to these persons should include, in addition to base salary, annual equity incentives. Our compensation committee determines the amount and terms of equity-based compensation granted to each individual. In determining whether to grant certain equity awards to our executive officers, the compensation committee assesses the level of the executive officer’s achievement of meeting individual goals, as well as the executive officer’s contribution towards goals of the Company. Whenever possible, equity incentive awards are granted under our stock option plan. However, due to a prior lack of shares available for issuances under the 2014 Plan, we have granted certain awards in the form of warrants to key executive officers in the past.

Employment Agreements and Potential Payments upon Termination or Change of Control

Ann Hand

On June 16, 2017, we entered into an employment agreement with Ms. Hand to serve as our Chief Executive Officer, President and Chair of the Board. The initial term of the agreement is three years (the “Hand Initial Term”), and provided that neither party provides 30 days’ notice prior to the expiration of the Hand Initial Term or a Renewal Term (defined below) of their intent to allow the agreement to expire and thereby terminate, the agreement shall continue in effect for successive periods of one year (each, a “Hand Renewal Term”). The employment agreement with Ms. Hand provides for a base annual salary of $400,000, which amount may be increased annually, at the sole discretion of the Board. Additionally, Ms. Hand shall be entitled to (i) an annual cash bonus, the amount of which shall be determined by our compensation committee, (ii) health insurance for herself and her dependents, for which the Company shall pay 90% of the premiums, (iii) reimbursement for all reasonable business expenses, and (iv) participate in the Company’s 401(k) Plan upon the Board electing to institute it. As additional compensation, Ms. Hand was issued a warrant to purchase 100,000 shares of Company Common Stock at an exercise price of $10.80 per share (the “Hand Warrant”). The warrant has a ten-year term and shall vest at a rate of 1/36th per month, subject to the acceleration of all unvested shares upon a Change of Control, as defined in the employment agreement.

Ms. Hand’s employment agreement is terminable by either party at any time. In the event of termination by us without Cause or by Ms. Hand for Good Reason, as those terms are defined in the agreement, she shall receive a severance package consisting of the following: (i) all accrued obligations as of the termination date; (ii) a cash payment equal to the greater of (A) her base annual salary for 18 months, payable 50% upon termination, 25% 90 days after the termination date and 25% 180 days after the termination date, or (B) the remaining payments due for the term of the agreement; and (iii) an additional 18 months’ vesting on the Hand Warrant. In the event of termination by us with Cause or by Ms. Hand without Good Reason, Ms. Hand shall be entitled to all salary and benefits accrued prior to the termination date, and nothing else; provided, however, that Ms. Hand shall be entitled to exercise that portion of the Hand Warrant that has vested as of the effective date of the termination until the Hand Warrant’s expiration.

Ms. Hand’s employment agreement was amended and restated on November 15, 2018, pursuant to which the Hand Initial Term of the agreement was extended through December 31, 2021, with the terms of the Hand Renewal Term remaining the same. In addition, under the terms of the amended and restated employment agreement, Ms. Hand shall be entitled to the following compensation: (i) a base annual salary of $400,000, which amount may be increased annually, at the sole discretion of the Board; (ii) cash bonuses as follows: (a) $100,000 upon the close of a fully subscribed $10.0 million private placement of 9.00% secured convertible promissory notes, (b) $250,000 upon the consummation of the Company’s IPO or a private financing of not less than $15.0 million (a “Qualified Financing”), (c) $150,000, payable in three increments of $50,000 upon achievement of certain milestones, as determined by the compensation committee; (iii) health insurance for herself and her dependents, for which the Company shall pay 90% of the premiums; (iv) reimbursement for all reasonable business expenses; and (v) participate in the Company’s 401(k) Plan upon the Board electing to institute it. As additional compensation, Ms. Hand was also granted (i) a ten-year common stock purchase warrant to purchase up to 250,000 shares of the Company’s common stock, exercisable at $10.80 per share, which vested as follows: (a) 25% immediately upon issuance, (b) 50% upon the consummation of the Company’s IPO or a Qualified Financing, and (c) 25% on the one-year anniversary of the IPO or a Qualified Financing; and (ii) ten-year stock options to purchase 166,667 shares of Common Stock, exercisable at $10.80 per share, which vested as follows: (a) 50% upon consummation of the Company’s IPO or a Qualified Financing, (b) 25% upon achievement of 300,000 registered users, and (c) 25% upon achievement of 400,000 registered users. Further, pursuant to the terms of the amended and restated employment agreement, in the event that Ms. Hand is terminated other than for Cause, Ms. Hand shall be entitled to receive all of her severance benefits on the effective date of termination.

David Steigelfest

Effective October 31, 2016, we entered into an employment agreement with Mr. Steigelfest to serve as our Chief Technology Officer. The initial term of the agreement is two years (the “Steigelfest Initial Term”), and provided that neither party provides 30 days' notice prior to the expiration of the Steigelfest Initial Term or a Steigelfest Renewal Term of their intent to allow the agreement to expire and thereby terminate, the agreement shall continue in effect for successive periods of one year (each, a “Steigelfest Renewal Term”). The employment agreement with Mr. Steigelfest provides for a base annual salary of $270,000, which amount may be increased annually, at the sole discretion of the Board and was increased to $300,000 by the Board in the fourth quarter of 2017. Additionally, Mr. Steigelfest shall be entitled to (i) health insurance for himself and his dependents, for which the Company shall pay 50% of the premiums, (ii) reimbursement for all reasonable business expenses, and (iv) participate in the Company’s 401(k) Plan upon the Board electing to institute it.

Mr. Steigelfest’s employment agreement is terminable by either party at any time. In the event of termination by us without Cause, as defined in the agreement, he shall be entitled to all salary and benefits accrued prior to the date of termination, as well as six months of accelerated vesting of the Option from the date of termination. In the event of termination by us with Cause, Mr. Steigelfest shall be entitled to all salary accrued prior to the termination date, and nothing else; provided, however, that Mr. Steigelfest shall be entitled to exercise any stock options that have vested prior to the date of termination.

Mr. Steigelfest’s employment agreement was amended and restated on November 1, 2018, pursuant to which the Steigelfest Initial Term of the agreement was extended to two years from November 1, 2018 and Mr. Steigelfest shall serve as both the Company’s Chief Technology Officer and Chief Product Officer. Effective July 22, 2019, in connection with the hiring of Samir Ahmed, the Company’s current Chief Technology Officer, Mr. Steigelfest now serves as the Company’s Chief Product Officer. In addition, under the terms of the amended and restated employment agreement, Mr. Steigelfest shall be entitled to the following compensation: (i) a base annual salary of $300,000, which amount may be increased annually, at the sole discretion of the Board; (ii) cash bonuses as follows: (a) $50,000 upon the consummation of the Company’s IPO or a Qualified Financing, (b) $75,000, payable in five separate increments of $15,000 upon achievement of certain milestones, as determined by the compensation committee, and (c) $100,000, payable in four separate increments of $25,000 upon achievement of certain milestones on or before June 30, 2019; (iii) health insurance for himself and his dependents, for which the Company shall pay 90% of the premiums; (iv) reimbursement for all reasonable business expenses; and (v) participate in the Company’s 401(k) Plan upon the Board electing to institute it. As additional compensation, Mr. Steigelfest was also granted ten-year stock options to purchase 100,000 shares of Common Stock, exercisable at the same price per share of the Company’s IPO, which shall vest in accordance with the Company’s traditional vesting schedule. Further, pursuant to the terms of the amended and restated employment agreement, in the event that Mr. Steigelfest is terminated other than for Cause, Mr. Steigelfest shall be entitled to receive cash equal to his annual base salary for one year on the effective date of termination.

Matt Edelman

Effective November 1, 2018, we entered into an employment agreement with Mr. Edelman to serve as our Chief Commercial Officer. The initial term of Mr. Edelman’s employment agreement is two years (the “Edelman Initial Term”), and provided that neither party provides 30 days’ notice prior to the expiration of the Edelman Initial Term or an Edelman Renewal Term (defined below) of their intent to allow the agreement to expire and thereby terminate, the agreement shall continue in effect for successive periods of one year (each, an “Edelman Renewal Term”). The employment agreement with Mr. Edelman provides for a base annual salary of $300,000, which amount may be increased annually, at the sole discretion of the Board. Additionally, Mr. Edelman shall be entitled to (i) health insurance for himself and his dependents, for which the Company shall pay 90% of the premiums, (ii) reimbursement for all reasonable business expenses, and (iii) participate in the Company’s 401(k) Plan upon the Board electing to institute it.

Mr. Edelman’s employment agreement is terminable by either party at any time. In the event of termination by us without Cause, as defined in the agreement, he shall be entitled to the following severance payment based upon his length of employment with the Company and his existing annual salary, which he shall receive 30 days after the final day of his employment: (i) from six to nine months of employment, one month of severance pay; (ii) from nine months to one year of employment, two months of severance pay; (iii) from one year to two years of employment, three months of severance pay; and (iv) for each additional year of employment beyond one year, one additional month of severance pay; provided, however, that in the event of a change of control transaction involving the Company, Mr. Edelman shall be entitled to six months of severance pay. In the event of such termination, and in order to receive the foregoing severance benefits, Mr. Edelman shall be required to execute a mutually agreed upon Mutual Release agreement. In the event of termination by us with Cause, Mr. Edelman shall be entitled to all salary accrued prior to the termination date, and nothing else; provided, however, that Mr. Edelman shall be entitled to exercise any stock options that have vested prior to the date of termination.

Outstanding Equity Awards at Fiscal Year-End

The following table discloses outstanding stock option awards held by each of the Named Executive Officers as of December 31, 2019:
		Option/Warrant Awards
Name	Grant Date	Number of securities underlying unexercised options/ warrants (#) Exercisable	Number of securities underlying unexercised options/ warrants (#) Unexercisable	Option/ warrant exercise price ($)	Option/ warrant expiration date

Ann Hand	6/5/15	166,667	-	$9.00	6/5/25
	6/16/17	51,334	-	$9.00	6/15/27
	6/16/17	32,000	-	$10.80	6/15/27
	6/16/17	91,667	8,333(1)	$10.80	6/6/27
	10/31/18	166,667	-(2)	$10.80	10/31/28
	10/31/18	187,500	62,500(3)	$10.80	10/31/28
David Steigelfest	10/16/14	116,667	-	$0.30	10/15/24
	12/21/15	833	-	$9.00	12/21/25
	6/16/17	34,669		$9.00	6/15/27
	6/16/17	32,000		$10.80	6/15/27
	10/31/18	29,166	70,834(4)	$10.80	10/31/28
Matt Edelman	7/24/17	39,536	25,904(5)	$10.80	7/24/27
	6/29/18	6,250	10,417(6)	$10.80	6/29/28
	10/31/18	25,000	-	$10.80	10/31/28

(1)
Represents a warrant to purchase shares of our common stock, which warrant vests 2,778 shares per month, and becomes fully vested on June 6, 2020. The warrant was issued in lieu of options due to the lack of sufficient available shares authorized for issuance under the 2014 Plan at that time.

(2)
Represents an option to purchase shares of our common stock which 50% vested upon consummation of the Company’s IPO, 25%, on April 30, 2019 upon achievement of target registered users, and 25%, on June 30, 2019, upon achievement of target registered users.

(3)
Represents a warrant to purchase shares of our common stock, which warrant vested 25% immediately upon issuance and 50% upon the consummation of the Company’s IPO, and the remaining 25% vests on the one-year anniversary of the IPO or a Qualified Financing.

(4)
Represents an option to purchase shares of our common stock, which option vested with respect to 25,000 shares on October 31, 2019, and the remainder vesting at a rate of 2,084 shares per month, and becomes fully vested on October 30, 2022.

(5)
Represents an option to purchase shares of our common stock, which option vested with respect to 16,360 shares on July 24, 2018, and then at a rate of 1,364 shares per month, and becomes fully vested on July 24, 2021.

(6)
Represents an option to purchase shares of our common stock, which option shall vest with respect to 4,167 shares on October 31, 2019, and then at a rate of 348 shares per month, and becomes fully vested on October 30, 2022.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides a summary of the securities authorized for issuance under our equity compensation plans as of December 31, 2019.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2014 Plan	1,486,689	$8.94	308,479
Equity compensation plans not approved by security holders	93,000	7.74	-
Total	1,579,689	$8.86	308,479

Stock Option and Incentive Plan

2014 Stock Option and Incentive Plan

Please see the section titled “Summary of the 2014 Plan” under Proposal No. 3 for a summary of the material terms of the 2014 Plan.

NON-EXECUTIVE DIRECTOR COMPENSATION

On January 31, 2019, and as amended on August 13, 2019, effective July 1, 2019, our Board adopted a director compensation plan for our non-employee directors, the details of which are presented in the table below. We do not provide deferred compensation or retirement plans for non-employee directors.

Schedule of Director Fees
Compensation Element	Cash (1)	Equity (2)

Annual Retainer	$25,000(3)	$60,000(4)
Audit Committee Chair	$15,000	$-
Compensation Committee Chair	$10,000	$-
Nominating and Governance Committee Chair	$5,000	$-
Audit and Nominating and Governance Committee Member	$5,000	$-
Compensation Committee Member	$3,500	$-

(1)	Cash compensation is payable in equal installments on a quarterly basis; provided, however, that no monthly cash retainer will be paid after any termination of service.

(2)
Equity awards will be issuable in the form of restricted stock units (“RSUs”). On the date of the Company’s annual meeting of stockholders, each director will receive RSUs at a per share price equal to the closing price of the Company’s common stock on the grant date, which RSU will become fully vested on the one-year anniversary of the initial grant date.

(3)	Any new non-employee director appointed to the Board will receive cash compensation equal to a prorated portion of the annual retainer amount.

(4)
Any new non-employee director appointed to the Board will receive a RSU having a grant date value equal to a prorated portion of annual RSU award amount, which RSUs will become fully vested on the earlier of (i) the one year anniversary of the initial grant date or (ii) the next annual meeting of the Company’s stockholders.

2019 Summary Table of Director Compensation

The following table sets forth the compensation awarded to, earned by, or paid to each person who served as a non-employee director during the fiscal year ended December 31, 2019:
Name	Fees Earned or Paid in Cash ($)	Option/Warrant Awards($)	Other Compensation ($)	Total ($)

Jeff Gehl(1)	$28,571	$60,000	-	$88,571
Robert Stewart(2)(3)	$22,821	$60,000	-	$82,821
Kristian Patrick(4)	$22,824	$60,000	-	$82,821
Michael Keller(5)	$26,071	$60,000	-	$86,071
Mark Jung(6)(7)	$22,630	$60,000	$60,000	$142,630

(1)	Reflects prorated 2019 annual retainer and Audit Committee chair fees, as described above.

(2)	Reflects prorated 2019 annual retainer and Compensation Committee member fees, as described above.

(3)	Mr. Stewart, who served as a director during the year ended December 31, 2019, resigned from the Board on March 31, 2020.

(4)	Reflects prorated 2019 annual retainer and Compensation Committee member fees, as described above.

(5)	Reflects prorated 2019 annual retainer, Nominating and Governance Committee chair fees and Audit Committee member fees, as described above.

(6)	Reflects prorated 2019 annual retainer, Compensation Committee chair fees, and Audit Committee member fees, as described above.

(7)
In connection with Mr. Jung’s appointment as a director on our Board, the Company and Mr. Jung entered into the Consulting Agreement (defined below), pursuant to which Mr. Jung will provide the Company with strategic advice and planning services for which Mr. Jung receives a cash payment of $7,500 per month from the Company. The Consulting Agreement had an initial term that extended to December 31, 2019, and was extended through June 30, 2020 upon mutual agreement of Mr. Jung and the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In connection with Mr. Jung’s appointment as a director on our Board, the Company and Mr. Jung entered into a consulting agreement (the “Consulting Agreement”), pursuant to which Mr. Jung will provide the Company with strategic advice and planning services for which Mr. Jung will receive a cash payment of $7,500 per month from the Company. The Consulting Agreement has an initial term that runs until December 31, 2019, and was extended through June 30, 2020 upon mutual agreement of Mr. Jung and the Company.

John Miller, one of our co-founders and former members of our Board, is also the founder and serves on the board of directors of CaliBurger. Although Mr. Miller resigned from the Board immediately prior to the consummation of our IPO, he was an active member of our Board at the time of each of the transactions with CaliBurger described below:

On August 3, 2018, CaliBurger entered into a Note Purchase Agreement for the purchase of a 2018 Note in the principal amount of $1.0 million, as well as corresponding 2018 Warrants. Subsequent to August 3, 2018, $200,000 of the 2018 Notes and related 2018 Warrants were transferred to unrelated third parties.

On February 21, 2018, the Company issued a 9.00% Senior Secured Convertible Promissory Note with common stock purchase warrants in the original principal amount of $1.0 million, which note was converted (including all original principal and accrued interest) on May 28, 2018 into a new 9.00% Senior Secured Convertible Promissory Note with common stock purchase warrants. Subsequently, on August 2, 2018, CaliBurger purchased an additional 9.00% Senior Secured Convertible Promissory Note in the original principal amount of $1,000,000 with common stock purchase warrants.

Related Party Transaction Policy

Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Accordingly, our Board has adopted a written policy addressing the approval of transactions with related persons, in conformity with the requirements for issuers having publicly held common stock listed on the Nasdaq Capital Market. Pursuant to our Related Persons Transactions Policy (the “Policy”), any related-person transaction, and any material amendment or modification of a related-person transaction, is required to be reviewed and approved or ratified by the Board’s audit committee, which shall be composed solely of independent directors who are disinterested, or in the event that a member of the audit committee is a Related Person, as defined below, then by the disinterested members of the audit committee; provided, however, that in the event that management determines that it is impractical or undesirable to delay the consummation of a related person transaction until a meeting of the audit committee, then the Chair of the audit committee may approve such transaction in accordance with this policy; such approval must be reported to the audit committee at its next regularly scheduled meeting. In determining whether to approve or ratify any related person transaction, the audit committee must consider all of the relevant facts and circumstances and shall approve only those transactions that are deemed to be in the best interests of the Company.

Pursuant to our Policy and SEC rules, a “related person transaction” includes any transaction, arrangement or relationship which: (i) the Company is a participant; (ii) the amount involved exceeds $120,000; and (iii) an executive officer, director or director nominee, or any person who is known to be the beneficial owner of more than 5% of our common stock, or any person who is an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, had or will have a direct or indirect material interest (each a “Related Person”).

In connection with the review and approval or ratification of a related person transaction:

●
Management shall be responsible for determining whether a transaction constitutes a related person transaction subject to the Policy, including whether the Related Person has a material interest in the transaction, based on a review of all of the facts and circumstances; and

●
Should management determine that a transaction is a related person transaction subject to the Policy, it must disclose to the audit committee all material facts concerning the transaction and the Related Person’s interest in the transaction.

PROPOSAL NO. 2

AMENDMENT TO OUR CHARTER TO CLASSIFY OUR BOARD OF DIRECTORS

Our Board of Directors has approved and recommends that our stockholders approve the Classified Board Amendment in the form attached to this proxy statement as Appendix A, which provides for the establishment of a classified board structure consisting of three classes of directors. Our Board of Directors currently consists of six members, each of whom, if elected, are eligible to serve to one-year terms at each annual meeting of stockholders. However, if this Proposal No. 2 is approved, the Classified Board Amendment would classify our Board of Directors into three classes, with each class having a three-year term expiring in a different year, as further described below.

Classified Board of Directors

Delaware law provides that, unless otherwise provided in a company’s certificate of incorporation or bylaws, directors are elected for a one-year term at each annual meeting of stockholders. If this Proposal No. 2 is approved, the Classified Board Amendment would classify our Board of Directors, effective as of the annual meeting of stockholders to be held in 2020, into three classes with staggered three-year terms (with the exception of the expiration of the initial Class I and Class II directors), designated as follows:

●
Class I , comprised of two directors, initially Kristin Patrick and David Steigelfest (with their initial terms expiring at our 2021 annual meeting of stockholders and members of such class serving successive three-year terms thereafter). ;

●
Class II , comprised of two directors, initially Jeff Gehl and Michael Keller (with their initial terms expiring at our 2022 annual meeting of stockholders and members of such class serving successive three-year terms thereafter); and

●
Class III , comprised of two directors, initially Ann Hand and Mark Jung (with their initial terms expiring at our 2023 annual meeting of stockholders and members of such class serving successive three-year terms thereafter).

The members of our Board of Directors as of the date of this proxy statement would continue to serve their current terms until our 2021 annual meeting of stockholders (at which point the classified board structure described above would go into effect) or until their respective successors are elected and qualified, or until their earlier death, disability, retirement, resignation or removal. The Classified Board Amendment will authorize our Board of Directors to assign directors then in office to Class I, Class II and Class III upon the effectiveness of the classified board structure at our 2021 annual meeting of stockholders.

If this Proposal No. 2 is approved and the classified board structure becomes effective, at each successive annual meeting of stockholders following our 2021 annual meeting of stockholders, the class of directors to be elected in such year would be elected for a three-year term so that the term of office of one class of directors expires in each year.

Pursuant to our Bylaws, vacancies on our Board of Directors (including, if Proposal No. 2 is approved and the classified board structure becomes effective, any vacancy in Class I, Class II or Class III) may only be filled by the vote of a majority of the remaining directors then in office. The Classified Board Amendment will provide that any such director elected in accordance with our Bylaws to fill a vacancy on our Board of Directors will serve in accordance with our Bylaws until the next election of the class for which such director shall have been chosen and until his or her successor is elected and qualified or until his or her earlier death, disability, retirement, resignation or removal.

Advantages of a Classified Board of Directors

Our Board of Directors believes that a classified board structure will help to assure the continuity and stability of our long-term policies in the future and to reduce our vulnerability to hostile and potentially abusive takeover tactics that could be adverse to the best interests of the Company’s stockholders. Our Board of Directors believes that, by encouraging potential acquirers to negotiate directly with our Board of Directors, thereby giving our Board of Directors added leverage in such negotiations, a classified board structure will increase the likelihood of bona fide offers for the Company by serious acquirers. A classified board would not preclude unsolicited acquisition proposals but, by eliminating the threat of imminent removal, would put our Board of Directors in a position to act to maximize value for all stockholders. A longer term in office also would allow our directors to stay focused on long-term value creation, without undue pressure that may come from special interest groups intent on pursuing their own agenda at the expense of the interests of the Company and its other stockholders. Further, it would enable us to benefit more effectively from directors’ (particularly non-management directors’) experience, knowledge of the Company and wisdom, while helping us attract and retain highly qualified individuals willing to commit the time and dedication necessary to understand the Company, its operations and its competitive environment.

Disadvantages of a Classified Board of Directors

While a classified board of directors may have the beneficial effects discussed immediately above, it may also discourage some takeover bids, including some that would otherwise allow stockholders the opportunity to realize a premium over the market price of their stock or that a majority of our stockholders otherwise believes may be in their best interests to accept or where the reason for the desired change is inadequate performance of our directors or management. Because of the additional time required to change control of our Board of Directors, a classified board may also make it more difficult and more expensive for a potential acquirer to gain control of our Board of Directors and the Company. Currently, a change in control of our Board of Directors can be made by stockholders holding a plurality of the votes cast at a single annual meeting where there is a contested director election. If we establish a classified board of directors, it will take at least two annual meetings following the annual meeting at which the classified board structure becomes effective for a potential acquirer to effect a change in control of our Board of Directors, even if the potential acquirer were to acquire a majority of our outstanding common stock.

Potential Anti-Takeover Effect

A classified board of directors may increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of our Board of Directors, even if the takeover bidder were to acquire a majority of the voting power of our outstanding common stock. Without the ability to obtain immediate control of our Board of Directors, a takeover bidder will not be able to take action to remove other impediments to its acquisition of our Company. Thus, a classified board of directors could discourage certain takeover attempts, perhaps including some takeovers that stockholders may feel would be in their best interests. Further, a classified board of directors will make it more difficult for stockholders to change the majority composition of our Board of Directors, even if our stockholders believe such a change would be beneficial. Because a classified board of directors will make the removal or replacement of directors more difficult, it will increase the directors’ security in their positions, and could be viewed as tending to perpetuate incumbent management.

Since the creation of a classified board of directors will increase the amount of time required for a hostile bidder to acquire control of the Company, the existence of a classified board of directors could tend to discourage certain tender offers that stockholders might feel would be in their best interest. However, our Board of Directors believes that forcing potential bidders to negotiate with our Board of Directors for a change of control transaction will allow our Board of Directors to better maximize stockholder value in any change of control transaction.

Our Board of Directors does not currently contemplate recommending the approval of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.

Required Vote; Recommendation of Board of Directors

The affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote as of the Record Date for the Meeting is required for approval of the Classified Board Amendment. A failure to submit a proxy card or vote at the Meeting, an abstention or a “broker non-vote” will have the same effect as a vote “AGAINST” the approval of this Proposal No. 2.

The Board recommends that stockholders vote “FOR” approval of the Classified Board Amendment.

PROPOSAL NO. 3

AMENDMENT TO THE SUPER LEAGUE GAMING, INC.
AMENDED AND RESTATED 2014 STOCK OTPION AND INCENTIVE PLAN

Background of the 2014 Plan and the Plan Amendment

Our Board unanimously approved the 2014 Plan on October 13, 2014. The 2014 Plan was subsequently amended in May 2015, May 2016, July 2017 and October 2018. The maximum number of shares of common stock issuable under the 2014 Plan is currently 1,833,333 shares, subject to adjustments for stock splits, stock dividends or other similar changes in our common stock or our capital structure.

The 2014 Plan provides for the grant of (a) Incentive Stock Options (within the meaning of Section 422 of the Code) to our full-time employees (“Employees”), subject to the requirements of Section 422(c)(6) where an Employee owns 10% or more of our voting stock outstanding; (b) Non-Qualified Options (together with Incentive Stock Options, “Options”); (c) stock awards; and (d) performance shares to any individual who is (i) an Employee, (ii) a member of our Board, or (iii) an independent contractor who provides services for the Company.

On May 21, 2020, our Board unanimously approved, subject to stockholder approval at the Annual Meeting, the Plan Amendment to increase the number of shares of common stock authorized for issuance under the 2014 Plan by 750,000 shares, for an aggregate total of 2,583,333 shares, subject to adjustment to take account of stock dividends, stock splits, recapitalizations and similar corporate events.

The Board believes the Plan provides an important mechanism by which stock options and other stock awards may be granted to directors, employees and consultants as an incentive and to tie their interests closer to those of our stockholders. In addition, the Board believes it is important to have reserved a sufficient number of shares to support stock option grants and awards for the foreseeable future.

As of [June 12, 2020], there were 1,334,875 shares of common stock issued or reserved for issuance under the terms of the 2014 Plan. As a result, the Company currently has a limited number of shares available for issuance under the 2014 Plan.

Below is a summary of the terms and conditions of the 2014 Plan. Unless otherwise indicated, all capitalized terms shall have the same meaning as defined in the 2014 Plan. This summary does not purport to be complete, and is qualified, in its entirety, by the specific language of the 2014 Plan, as attached to this proxy statement as Appendix B.

Summary of the 2014 Plan

Plan Administration

Pursuant to the 2014 Plan, our Board has delegated the authority to administer the 2014 Plan to the Board’s compensation committee (the “Committee”). Subject to the provisions of our 2014 Plan, the Committee has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each award, the exercisability of the awards, and the form of consideration, if any, payable upon exercise. The Committee also has the authority to amend, modify, extend renew or terminate outstanding Options, or may accept the cancellation of outstanding Options, whether or not granted under the 2014 Plan, in return for the grant of new Options at the same or a different price. Additionally, the Committee may shorten the vesting period, extend the exercise period, remove any or all restrictions or convert an Incentive Option to a Non-Qualified Option, if, at its sole discretion, it determines that such action is in the best interest of the Company; provided, however, that any modification made to outstanding Options requires the prior consent of the holder(s) of such Options, unless the Committee determines that the action would not materially and adversely affect such holder(s).

Incentive Stock Options

The exercise price of Incentive Stock Options granted under our 2014 Plan must at least be equal to 100% of the fair market value of our common stock on the date of grant. The term of an Incentive Stock Option may not exceed ten years, except that with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date.

Non-Qualified Stock Options

The exercise price of Non-Qualified Options granted under our 2014 Plan must at least be equal to 85% of the fair market value of our common stock on the date of grant. The term of a Non-Qualified Stock Option may not exceed ten years.

Stock Awards or Sales

Eligible individuals may be issued shares of common stock directly, upon the attainment of performance milestones or the completion of a specified period of service or as a bonus for past services. The purchase price for the shares shall not be less than 100% of the fair market value of the shares on the date of issuance, and payment may be in the form of cash or past services rendered. Eligible individuals shall have no stockholder rights with respect to any unvested restricted shares or restricted share units issued to them under the stock award or sales program, however, eligible individuals shall have the right to receive any regular cash dividends paid on such shares.

Termination of Relationship

Except as the Committee may otherwise determine with respect to a Non-Qualified Stock Option, if the holder of an Option ceases to have a Relationship (as defined in the 2014 Plan) with the Company for any reason other than death or permanent disability, any Options granted to him shall terminate 90 days from the date on which such Relationship terminates; provided, however, that no Option may be exercised or claimed by the holder of an Option following the termination of his Relationship for Cause (as defined in the 2014 Plan). In the event that the Relationship terminates as a result of the death or permanent disability of the Option holder, any Options granted to him shall terminate one year from the date of his death or termination due to permanent disability. In no event may an option be exercised later than the expiration of its term.

Certain Adjustments

In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2014 Plan, the administrator will adjust the number and class of shares available for future grants under the 2014 Plan, the exercise price of outstanding Options, the number of shares covered by each outstanding award, or the purchase price of each outstanding award. In connection with the one-for-three Reverse Stock Split (defined below) of our common stock that was effected on February 8, 2019, the terms of certain awards granted under our 2014 Plan were equitably adjusted in accordance with the provisions thereof.

Reorganization

In the event we are a party to a merger or other corporate reorganization, all outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement may provide for the assumption of the outstanding Options by the surviving corporation or its parent or for their continuation by the Company (if the Company is a surviving corporation); provided, however, that if the assumption or continuation is not provided by such agreement, then the Committee, in its sole discretion, shall have the option of offering the payment of a cash settlement equal to the difference between the amount to be paid for one share under the agreement and the exercise price.

Change of Control

Under the 2014 Plan, a Change of Control is generally defined as: (i) the sale of all or substantially all of the assets of the Company, or (ii) any merger, consolidation or acquisition of the Company with, by or into another corporation, entity or third party, the result of which is a change in the ownership of more than 50% of the voting capital stock of the Company.

In the event of a Change of Control, all restrictions on all awards or sales of shares will accelerate and vesting on all unexercised and unvested Options will occur on the Change of Control date.

U.S. Federal Income Tax Consequences

The 2014 Plan is, in part, is a qualified plan for federal income tax purposes. As such, the Company is entitled to (i) withhold and deduct from future wages of any award recipient, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an award or a disqualifying disposition of stock received upon exercise of an award, or (ii) require the award recipient promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of common stock, with respect to an award.

Plan Benefits

Participation in the 2014 Plan is entirely within the discretion of the Committee. Because we cannot predict the predict the rate at which the Committee will issue awards or the terms of awards granted under the 2014 Plan if the Plan Amendment is approved by our stockholders at the Annual Meeting, it is not possible to determine the number of shares that will be purchased or the value of benefits that may be obtained by executive officers and other employees under the 2014 Plan in the future.

The following table sets forth information with respect to issuances under the 2014 Plan during the year ended December 31, 2019 to each of our current executive officers, outside directors and employees:

Name and Position	Dollar Value($)(1)	Number of Awards
Ann Hand	-	-
President, Chief Executive Officer and Chair
David Steigelfest	-	-
Chief Technology Officer and Director
Matt Edelman	-	-
Chief Commercial Officer
Clayton Haynes	-	-
Chief Financial Officer
Samir Ahmed	-	-
Chief Technology Officer
Executive Officer Group	-	-
Non-Employee Director Group	$300,023(2)	28,838(2)
Non-Executive Officer Employee Group	$1,226,201(3)	164,667(3)

(1)
Amounts shown in the Dollar Value column represent an aggregate of the number of stock options granted multiplied by the exercise price of such options or the grant date fair value of restricted stock units issued during the year ended December 31, 2019 and outstanding as of December 31, 2019.

(2)	Represents an aggregate total of 28,838 restricted stock units issued to our non-employee directors during the year ended December 31, 2019 and outstanding as of that date.

(3)	Represents an aggregate total of 164,667 stock options granted to employees who were not executive officers on December 31, 2019 under the Stock Incentive Plan.

Vote Required and Recommendation

The affirmative “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote is necessary for approval of the Plan Amendment. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this Proposal No. 3.

The Board recommends that stockholders vote “FOR” approval of the Plan Amendment.

PROPOSAL NO. 4

RATIFICATION OF THE APPOINTMENT OF
SQUAR MILNER LLP TO SERVE AS OUR
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

Upon recommendation of the Audit Committee of the Board of Directors, the Board appointed Squar Milner LLP as our independent registered public accounting firm for the year ending December 31, 2020, and hereby recommends that the stockholders ratify such appointment.

The Board may terminate the appointment of Squar Milner LLP as the Company’s independent registered public accounting firm without the approval of the Company’s stockholders whenever the Board deems such termination necessary or appropriate.

Representatives of Squar Milner LLP will be present at the Annual Meeting or available by telephone and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

Audit Fees

The following table presents fees billed by Squar Milner LLP for professional services rendered for the fiscal years ended December 31, 2019 and 2018:

	2019	2018
Audit fees (1)	$161,700	$51,000
Audit related fees (2)	38,200
Tax fees (3)	39,700	80,800
All other fees (4)	-
Total	$239,600	$131,800

(1)
Audit Fees include fees and expenses for professional services rendered in connection with the audit of our financial statements for those years, reviews of the interim financial statements that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)
Audit Related Fees consist of fees billed for assurance related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” Included in Audit Related Fees are fees and expenses related to reviews of registration statements and SEC filings other than annual reports on Form 10-K and quarterly reports on Form 10-Q.

(3)
Tax Fees include the aggregate fees billed during the fiscal year indicated for professional services for tax compliance, tax advice and tax planning. No such fees were billed by Squar Milner for 2019 or 2018.

(4)
All Other Fees consist of fees for products and services other than the services reported above. No such fees were billed by Squar Milner for 2019 or 2018.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with accountants on accounting and financial disclosure.

Auditor Independence

Our Audit Committee and our full Board of Directors considered that the work done for us in the years ended December 31, 2019 and 2018, respectively, by Squar Milner LLP was compatible with maintaining Squar Milner LLP independence.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Date: March 23, 2020

The Audit Committee has reviewed and discussed with management and Squar Milner LLP, our independent registered public accounting firm, the audited consolidated financial statements in the Super League Gaming, Inc. Annual Report on Form 10-K for the year ended December 31, 2019.

Squar Milner LLP also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor’s communication with the Audit Committee concerning independence. The Audit Committee has discussed with the registered public accounting firm their independence from our Company.

Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, including as set forth above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019.

Respectfully Submitted, Jeff Gehl Michael Keller Mark Jung

The information contained above under the caption “Report of the Audit Committee of the Board of Directors” shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filing.

Required Vote and Recommendation

Ratification of the selection of Squar Milner LLP as the Company’s independent auditors for the fiscal year ending December 31, 2020 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the ratification of Squar Milner LLP as the Company’s independent auditors for the fiscal year ending December 31, 2020.

The Board recommends that stockholders vote “FOR” the ratification of the selection of Squar Milner LLP as our independent auditors for the fiscal year ending December 31, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDERS MATTERS

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of May 27, 2020 for (i) each of our executive officers and directors individually, (ii) all of our executive officers and directors as a group, and (iii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our capital stock. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. The percentage of beneficial ownership in the table below is based on 10,427,760 shares of common stock deemed to be outstanding as of May 27, 2020.

Name, address and title of beneficial owner (1)	Shares of Common Stock	Total Number of Shares Subject to Exercisable Options and Warrants	Total Number of Shares Beneficially Owned	Percentage of Voting Common Stock Outstanding (2)
Officers and Directors
Ann Hand Chief Executive Officer, President and Chair	76,374	616,668	693,042	6.6%
David Steigelfest Chief Products and Technology Officer	50,000	153,232	203,232	1.9%
Clayton Haynes Chief Financial Officer	2,000	16,667	18,667	*
Matt Edelman Chief Commercial Officer	2,500	1,225	3,725	*
Jeff Gehl (3) Director	127,205	112,100	239,305	2.3%
Kristin Patrick Director	5,455	-	5,455	*
Michael Keller (4) Director	106,009	100,839	206,848	2.0%
Mark Jung Director	50,610	-	50,610	*%
Executive Officers and Directors as a Group (8 persons)	420,153	1,00,731	1,420,884	13.6%
 ______________________
  * Less than 1.0%

(1)	Unless otherwise indicated, the business address for each of the executive officers and directors is c/o Super League Gaming, Inc., 2906 Colorado Ave., Santa Monica, CA 90404.
(2)
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership by that person, shares of voting common stock subject to outstanding rights to acquire shares of voting common stock held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares are not deemed outstanding for the purpose of computing the percentage of ownership by any other person.

(3)
Includes (i) 22,121 shares of common stock, 25,000 shares of common stock issuable upon exercise of stock options and 40,802 shares issuable upon conversion of warrants held by Mr. Gehl, (ii) 80,553 shares of common stock held by BigBoy Investment Partnership, LLC, and (iii) 24,532 shares of common stock and 46,297 shares issuable upon conversion of warrants held by BigBoy, LLC.

Mr. Gehl is the Managing Member of BigBoy Investment Partnership and BigBoy, LLC, and, therefore, may be deemed to beneficially own these shares. The business address for BigBoy Investment Partnership and BigBoy, LLC is 111 Bayside Dr., Suite 270, Newport Beach, CA 92625.

(4)
Includes (i) 100,301 shares of common stock and 95,491 shares of common stock issuable upon conversion of warrants held by the Michael R. Keller Trust, (ii) 2,854 shares of common stock and 2,674 shares of common stock issuable upon conversion of warrants held by the Keller 2004 IRR Trust FBO William, and (iii) 2,854 shares of common stock and 2,674 shares of common stock issuable upon conversion of warrants held by the Keller 2004 IRR Trust FBO Charles.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals to be included in our next proxy statement must be received by us at our principal executive offices no later than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. A stockholder proposal not included in the Company’s proxy statement for the 2021 Annual Meeting of Stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company. To be timely, the Company must have received the stockholder’s notice not less than 90 days nor more than 120 days in advance of the date the proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. However, if the date of the 2021 Annual Meeting of Stockholders is changed by more than 30 days from the date of this year’s Annual Meeting, the Company must receive the stockholder’s notice no later than the close of business on (i) the 90th day prior to such annual meeting and (ii) the seventh day following the day on which public announcement of the date of such meeting is first made.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and all other applicable requirements.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single set of the Company’s proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Company’s proxy materials, please notify your broker or direct a written request to the Company at 2906 Colorado Ave., Santa Monica, California 90404, or contact us at (802) 294-2754. The Company undertakes to deliver promptly, upon any such oral or written request, a separate copy of its proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the Company’s proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address or phone number.

OTHER MATTERS

At the date of this Proxy Statement, the Company knows of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the stockholders.

The Notice, which we intend to mail to stockholders on or about June [___], 2020, will contain instructions on how to access the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

The Board invites you to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, please submit your vote by Internet, telephone or e-mail as promptly as possible so that your shares will be represented at the Annual Meeting.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND THEN VOTE BY INTERNET, TELEPHONE OR E-MAIL AS PROMPTLY AS POSSIBLE.  VOTING PROMPTLY WILL SAVE US ADDITIONAL EXPENSE IN SOLICITING PROXIES AND WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

By order of the Board of Directors,

/s/ Ann Hand
Ann Hand
Executive Chair